                                                             Exhibit 99.1

                                                             For Information
                                                             ---------------
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley
                                                             303-861-8140

                ST. MARY REPORTS EARNINGS FOR THIRD QUARTER 2003

DENVER, November 5, 2003 - St. Mary Land & Exploration Company (NYSE: SM)
today announced its earnings for third quarter 2003 of $13.8 million or $0.41 per diluted share. Third quarter 2002 earnings were $7.7 million or $0.27 per diluted share. Revenues for the third quarter of 2003 were $91.0 million compared to $51.0 million for the third quarter of 2002. Third quarter discretionary cash flow, which is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense and non-cash mark-to-market adjustments related to compensation plans, less the cumulative effect of change in accounting principle and unrealized derivative gain, increased to $51.8 million in the third quarter of 2003 from $27.8 million in the third quarter of 2002. Net cash provided by operating activities increased from $30.1 million in the third quarter of 2002 to $60.2 million in the third quarter of 2003. See the attached financial highlights for a reconciliation of discretionary cash flow to net cash provided by operating activities, a presentation of other cash flow information, and a statement indicating why management believes the presentation of this non-GAAP measure of discretionary cash flow provides useful information to investors.

Earnings for the first nine months of 2003 were $70.9 million or $2.08 per diluted share, compared to $20.6 million or $0.72 per diluted share for the first nine months of 2002. Revenues for the first nine months of 2003 were
$295.9 million compared to $145.7 million for the same period in 2002.
Discretionary cash flow for the first nine months of 2003 increased from $82.6 million in the first nine months of 2002 to $169.0 million. Net cash provided by operating activities increased from $106.2 million in the first nine months of
2002 to $150.9 million in the first nine months of 2003.

Daily oil and gas production during the third quarter of 2003 averaged 209.4 million cubic feet of gas equivalent (MMCFE), up 46% from 143.3 MMCFE in the comparable 2002 period. Average prices realized during the quarter were $4.53 per MCF and $26.39 per barrel, compared to $2.97 per MCF and $26.54 per barrel realized in the third quarter of 2002.

Mark Hellerstein, Chairman, President and CEO commented, "With production up 42%
and realized commodity prices up 48% over the first nine months of 2002, we continue to enjoy a very good year. Earnings through the first nine months of
2003 are higher than in any fiscal year in our history. Our balance sheet remains strong as we continue to look for new opportunities."

The Company's forecasts for the fourth quarter and the full year 2003 are as follows:

                                               4th Quarter           Year
                                             ----------------   ----------------
     Oil and gas production                  18.5 - 19.5 BCFE   76.3 - 77.3 BCFE
     Lease operating expenses,
        including production taxes and
        transportation                       $1.15-$1.25/MCFE   $1.15-$1.25/MCFE
     General & administrative expense    $0.29-$0.33/MCFE   $0.29-$0.33/MCFE
     Depreciation, depletion & amort.    $1.10-$1.20/MCFE   $1.05-$1.15/MCFE

An operational update for the third quarter 2003 was provided in the Company's
October 6, 2003, press release.

During October 2003, the Company entered into fixed to floating interest rate swaps on a notional amount of $50 million, which represents 50% of the outstanding principal amount of the Company's 5.75% Senior Convertible Notes due
2022. Under the swaps, St. Mary will receive payments at a fixed interest rate of 5.75% in exchange for making payments at a variable interest rate of 235 basis points plus the six-month LIBOR rate. The swaps expire during March 2007, on the first date that the Company is entitled to redeem the Notes.

In October 2003, the bank group for the Company's long-term revolving credit facility concluded its normal semi-annual borrowing base determination which resulted in the borrowing base remaining unchanged at $275 million. The Company elected to maintain a loan commitment amount under the facility of $150 million.
Outstanding debt under the facility is currently $5 million, and the Company expects to completely repay that amount during November 2003.

As previously announced, St. Mary has scheduled a teleconference call for
November 6, 2003, at 8:00 am (MST) to discuss third quarter results. The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through November 17 at 800-642-1687, conference number 3172842. International participants can dial 706-634-6088 to take part in the conference call, and can access a replay of the call at 706-645-9291, conference number 3172842. In addition, the call will be broadcast live online and can be accessed by going directly to St. Mary's web site home page at www.stmaryland.com. An audio
                                             ------------------
recording of the conference call will be available at that site through November
17.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," "forecast" and
"expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause

St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, unexpected drilling conditions and results, production rates and reserve replacement, reserve estimates, drilling and operating service availability and uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of
St. Mary's 2002 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

                                                                        PR-03-18
                                       ###
                           Financial Highlights Follow

                     ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS
                               September 30, 2003
                                   (Unaudited)

PRODUCTION DATA
---------------
                                              Three Months Ended                    Nine Months Ended
                                                 September 30,                         September 30,
                                          --------------------------            --------------------------
                                             2003            2002%           2003            2002%
                                          --------------------------            --------------------------
                                                                     Change                                Change
Average realized price:
    Oil (per Bbl)                            $26.39          $26.54    -1%         $27.01          $25.07     8%
    Gas (per Mcf)                             $4.53           $2.97    53%          $4.98           $2.86    74%

Production:
    Oil (MBbls)                               1,147             679    69%          3,352           2,057    63%
    Gas (MMcf)                               12,378           9,111    36%         37,696          28,283    33%
    MMCFE (6:1)                              19,262          13,186    46%         57,808          40,625    42%

Daily Production:
    Oil (Bbls per day)                       12,470           7,382    69%         12,278           7,535    63%
    Gas (Mcf per day)                       134,547          99,031    36%        138,082         103,603    33%
    MCFE per day (6:1)                      209,366         143,323    46%        211,750         148,810    42%

Margin analysis per MCFE:
    Net realized price                        $4.49           $3.42    31%          $4.81           $3.26    48%
    Oil and gas production costs               1.25            0.94    33%           1.18            0.93    26%
    General and administrative costs           0.29            0.33   -14%           0.31            0.26    18%
                                          --------------------------            ---------        ---------
      Operating margin                        $2.95           $2.15    37%          $3.32           $2.07    61%
                                          --------------------------            ---------        ---------
    Depletion, depreciation &
      amortization                            $1.08           $0.97    11%          $1.06           $0.96    10%

INCOME STATEMENT
----------------
(In thousands, except
  per share amounts)                          Three Months Ended                     Nine Months Ended
                                                 September 30,                         September 30,
                                          --------------------------            --------------------------
                                             2003             2002                 2003            2002
                                          --------------------------            --------------------------

Revenues:
    Oil and gas production                  $86,414         $45,121              $278,236        $132,411
    Gas marketing revenue                     3,911           3,366                11,019           6,810
    Loss on sale of proved properties          (343)           (503)                 (221)            (90)
    Derivative gain                             325           2,619                   358           4,594
    Other                                       692             351                 6,515           2,005
                                          --------------------------            --------------------------
                                             90,999          50,954               295,907         145,730
                                          --------------------------            --------------------------
Operating Expenses:
    Oil and gas production costs             23,914          12,392                68,304          37,953
    Depletion, depreciation, amortization
      and abandonment liability accretion    20,765          12,836                61,251          39,169
    Exploration                               9,883           4,219                20,668          15,432
    Impairment and abandonment                2,300             587                 4,003           1,906
    General and administrative                5,535           4,388                17,699          10,544
    Gas marketing expenses                    3,584           3,545                10,041           6,631
    Minority interest and other                 707             286                 1,202             906
                                          --------------------------            --------------------------
                                             66,688          38,253               183,168         112,541
                                          --------------------------            --------------------------

Income from operations                       24,311          12,701               112,739          33,189
    Interest income                              73             288                   647             568
    Interest expense                         (1,833)         (1,110)               (6,416)         (2,580)
                                          --------------------------            --------------------------
Income before income tax expense             22,551          11,879               106,970          31,177
    Income tax expense (benefit)- current     4,039            (900)               25,893             502
    Income tax expense - deferred             4,726           5,105                15,612          10,094
                                          --------------------------            --------------------------
Income from continuing operations            13,786           7,674                65,465          20,581
    Cumulative effect from change
      in accounting principle                   -               -                   5,435             -
                                          --------------------------            --------------------------
Net income                                  $13,786          $7,674              $70,900          $20,581
                                          ==========================            ==========================

Basic weighted avg shares outstanding        31,529          27,873                31,126          27,828
Diluted weighted avg shares outstanding      35,828          28,448                35,426          28,388

Basic earnings per common share:
    Income from continuing operations         $0.44           $0.28                 $2.11           $0.74
    Cumulative effect of accounting change      -               -                    0.17             -
                                          --------------------------            --------------------------
Basic net income per common share             $0.44           $0.28                 $2.28           $0.74
                                          ==========================            ==========================

Diluted earnings per common share:
    Income from continuing operations         $0.41           $0.27                 $1.93           $0.72
    Cumulative effect of accounting change      -               -                    0.15             -
                                          --------------------------            --------------------------
Diluted net income per common share           $0.41           $0.27                 $2.08           $0.72
                                          ==========================            ==========================

                    ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS
                               September 30, 2003
                                   (Unaudited)

BALANCE SHEET
-------------
(In thousands)                             Sept 30,         Dec 31,
                                             2003             2002
                                          --------------------------
    Working capital (deficit)               ($7,278)         $2,050
    Long-term debt                          112,672         113,601
    Stockholders' equity                    371,568         299,513

Shares outstanding - permanent equity        28,153          27,973
Shares outstanding - temporary equity         3,381             -
Note receivable from Flying J
  (contra-equity)                           $71,594           $ -

PROVEN RESERVES
---------------
(In thousands)                                             Pro Forma*
                                           Dec 31,          Dec 31,
                                             2002             2002
                                          ---------        ---------
    Oil (Bbls)                              36,119           44,411
    Gas (Mcf)                              274,172          293,219
                                          ---------        ---------
    MCFE (6:1)                             490,887          559,685
                                          =========        =========

* Pro forma proven reserves is defined as December 31, 2002 proven reserves plus the estimated reserves aquired in the Flying J acquisition.

CASH FLOW
---------
(In thousands)

Reconciliation of Discretionary Cash Flow to Net Cash
Provided by Operating Activities:
-----------------------------------------------------------

                                               Three Months Ended                    Nine Months Ended
                                                  September 30,                         September 30,
                                          --------------------------            --------------------------
                                            2003             2002                 2003             2002
                                          --------------------------            --------------------------
Discretionary Cash Flow (1)                $ 51,845        $ 27,801             $ 169,048        $ 82,587

(Gain) loss on property sales                   343             503                   221              90
Non-expl dry hole exploration exp            (3,528)         (3,059)              (13,171)         (8,139)
Minority interest & other                  (506)         (1,496)               (1,324)         (2,044)
Changes in working capital                   11,992           6,333                (3,864)         33,658

                                          ---------        ---------            ---------        ---------
Net Cash Provided by Operating Activities  $ 60,146        $ 30,082             $ 150,910        $106,152
                                          =========        =========            =========        =========

Net Cash Used in Investing Activities       (33,029)        (29,382)            $(153,648)       $(93,858)
                                          =========        =========            =========        =========

Net Cash Provided by (Used in) Financing
  Activities                               (30,853)             514             $  (1,306)       $ 32,660
                                          =========        =========            =========        =========

 (1)Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense, and non-cash mark-to-market adjustments related to compensation plans less the change in accounting principle and unrealized derivative gain. The non-GAAP measure of discretionary cash flow is presented since management believes that it provides useful additional information to investors for analysis of St. Mary's ability to internally generate funds for exploration, development and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.
    Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow or liquidity measures prepared under GAAP. Since discretionary cash flow excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies.